Exhibit 99.5

DTHERA SCIENCES

Formerly Knowledge Machine International, Inc.

Balance Sheets

	EVERYSTORY, INC.	Knowledge Machine International, Inc.
	June 30, 2016	June 30, 2016		Adjustments	Consolidated
	(Unaudited)
CURRENT ASSETS

Cash	12,580	$15,962	e	$(15,962)	$12,580
Prepaid expenses	–	4,644	e	(4,644)	–
Deposits	1,000	–			1,000
TOTAL CURRENT ASSETS	13,580	20,606			13,580

LONG TERM ASSETS
Property and equipment, net	1,175	–			1,175
TOTAL LONG TERM ASSETS	1,175	–			1,175

TOTAL ASSETS	14,755	20,606			14,755

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$237,347	$36,665	e	(36,665)	$237,347
Accounts payable-related party	–	181,989	e	(181,989)	–
Accrued interest	49,406	–	d	(49,406)	–
Notes payable-related party	107,194	–	d	(107,194)	–
Convertible notes payable, net	193,078	–	d	(193,078)	–
Convertible notes payable-related party, net	29,704	–	d	(29,704)	–
TOTAL CURRENT LIABILITIES	616,729	218,654			237,347

LONG TERM LIABILITIES
Convertible notes payable, net	370,000	–	d	(370,000)	–
Convertible notes payable-related party, net	30,000	–	d	(30,000)	–
TOTAL LONG TERM LIABILITIES	400,000	–			–

TOTAL LIABILITIES	1,016,729	218,654			237,347

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock 10,000,000 Shares Authorized; $0.0001 Par Value; 0 shares issued and outstanding as at December 31, 2015 and 2014	–	48	f	(48)	–
Common stock 20,000,000 Shares Authorized; $0.0001 Par Value; 2,050,000 and 1,100,000 shares issued and outstanding as at December 31, 2015 and 2014	214	47,625	a	(214)	40,000
			a	122,625
			b	(6,750)
			f	(131,500)
			f	8,000
Additional paid-in capital	158,024	550,077	a	(122,411)	897,620
			b	6,750
			c	(795,798)
			d	779,382
			e	198,048
			f	123,548
Accumulated deficit	(1,160,212)	(795,798)	c	795,798	(1,160,212)
Total stockholders' deficit	(1,001,974)	(198,048)			(222,592)
Total liabilities and stockholders' deficit	$14,755	$20,606			$14,755

1

DTHERA SCIENCES

Formerly Knowledge Machine International, Inc.

Unaudited Proforma Consolidated Statement of Operations

For the Six-Months ended June 30, 2016 (Unaudited)

		DTHERA SCIENCES
	EVERYSTORY, INC.	(Formerly Knowledge Machine International, Inc.)
	For the Six Months Ended June 30, 2016	For the Six Months Ended June 30, 2016	Adjustments	Consolidated

REVENUES
Sales	$–	$–		$–
Cost of services	–	–		–
GROSS PROFIT	–	–		–

OPERATING EXPENSES
Amortization and depreciation	473	–		473
General and administrative	252,193	109,766		361,959
Professional fees	29,152	–		29,152
TOTAL OPERATING EXPENSES	281,818	109,766		391,584

OPERATING LOSS	(281,818)	(109,766)		(391,584)

OTHER EXPENSES
Interest expense	(35,838)	–		(35,838)
Interest Income	–	–		–
Impairment of intangible assets	(58,960)	–		(58,960)
TOTAL OTHER EXPENSES	(94,798)	–		(94,798)

NET LOSS	$(376,616)	$(109,766)		$(486,382)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	2,061,733	40,000,000		40,000,000

Loss per share
Basic and diluted	$(0.18)	$(0.00)		$(0.01)

2

DTHERA SCIENCES

Formerly Knowledge Machine International, Inc.

Unaudited Proforma Consolidated Statement of Operations

For the Year Ended December 31, 2015 (Unaudited)

		DTHERA SCIENCES
	EVERYSTORY, INC.	(Formerly Knowledge Machine International, Inc.)
	For the Year Ended December 31, 2015	For the Year Ended December 31, 2015	Adjustments	Consolidated

REVENUES
Sales	$–	$–		$–
Cost of services	–	–		–
GROSS PROFIT	–	–		–

OPERATING EXPENSES
Amortization and depreciation	915	–		915
General and administrative	590,569	266,484		857,053
Professional fees	156,573	–		156,573
TOTAL OPERATING EXPENSES	748,057	266,484		1,014,541

OPERATING LOSS	(748,057)	(266,484)		(1,014,541)

OTHER EXPENSES
Interest expense	(21,350)	–		(21,350)
Interest Income	–	42		42
Impairment of intangible assets	(7,100)	(75,000)		(82,100)
TOTAL OTHER EXPENSES	(28,450)	(74,958)		(103,408)

NET LOSS	$(776,507)	$(341,442)		$(1,117,949)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	1,709,863	47,625,000		40,000,000

Loss per share
Basic and diluted	$(0.45)	$(0.01)		$(0.03)

3

DTHERA SCIENCES

(Formerly Knowledge Machine International, Inc.)

Notes to Pro Forma Financial Statements

A.       2,050,000 shares of common stock of EveryStory exchanged for 77,377,712 shares of the Company’s common stock to the EveryStory holders, with the understanding that an additional 45,247,288 shares were to be reserved for issuance to holders of EveryStory derivative securities which are convertible or exercisable into shares of EveryStory common stock per the Amended and Restated Acquisition and Share Exchange Agreement between EveryStory, Inc., the EveryStory shareholders, and Knowledge Machine International, Inc., (the “A&R Agreement”). All share totals disclosed herein are disclosed on a pre-reverse-stock-split basis.

B.       6,750,000 shares of the Company's common stock cancelled pre reverse stock split per the A & R Agreement.

C.       Transfer of the accumulated deficit during the exploration stage to additional paid in capital.

D.       Conversion of debt instruments in EveryStory per A&R Agreement.

E.       Debt and assets not assumed in the A & R Agreement.

F.       8,000,000 shares of Company common stock issued on conversion of Knowledge Machine International, Inc.’s Series A Preferred Stock and 5.109375 to 1 stock split per A&R Agreement

4